Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-109449) of our report dated March 29, 2012, on our audits of the consolidated balance sheets of Janus Resources, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the years then ended.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 29, 2012